Exhibit 99.1

DTE Energy reports strong 2021 financial results; well-positioned for 2022

Focus on customers, infrastructure and the environment continues

•Reaffirmed commitments to most vulnerable customers during winter months
•Increased wind and solar generation by 40%
•Grew voluntary renewable program to over 1,000 MW and 48,000 residential customers, avoiding more than 418,000 tons of carbon emissions
•Accelerated cessation of coal use at Belle River Power Plant, advancing DTE’s emissions reduction goal
•Received regulatory approval to further modernize natural gas infrastructure
•Led the Midwest in residential and business gas satisfaction
•Named “Corporation of the Year” for minority supplier procurement
•Invested $2.2 billion with Michigan-based companies, supporting Michigan’s economy and growing jobs

DETROIT, Feb. 10, 2022 - DTE Energy (NYSE:DTE) today reported 2021 earnings for the year of $907 million, or $4.67 per diluted share, compared with $1.4 billion, or $7.08 per diluted share in 2020.

2021 operating earnings for the year were $1.2 billion, or $5.99 per diluted share, compared with 2020 operating earnings of $1.1 billion, or $5.61 per diluted share. Operating earnings per share for the year beat the company’s original 2021 guidance midpoint of $5.51. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“Whether it was caring for our most vulnerable customers, improving our infrastructure, or advancing our environmental goals, we continued to make significant advances in our performance in 2021,” said Jerry Norcia, DTE Energy President and CEO. “Overall, we are positioned for a better future for our customers while addressing the realities of the pandemic and severe weather head-on.”

Norcia noted the following accomplishments:

Reaffirmed commitment to help most vulnerable customers during winter months – Among the first companies to make a commitment to the White House in November to expedite assistance to prevent shutting off service for Americans applying for aid. DTE Energy continued to partner with the Michigan Department of Health and Human Services to directly apply Low Income Home Energy Assistance Program and COVID Emergency Rental Assistance financial aid to the accounts of eligible customers.

Partnered with General Motors and the state of Michigan to support a commitment to accelerate an all-electric future – GM announced an investment of more than $7 billion in four Michigan manufacturing sites, creating 4,000 new jobs and retaining 1,000, and significantly increasing battery cell and electric truck manufacturing capacity.

Increased renewable energy generation capacity by 40% – With a new solar park and the addition of three wind parks, DTE added 535-megawatts of renewable energy in 2021. The company’s 50-plus wind and solar parks generate enough clean energy to power nearly 700,000 Michigan homes or 15% of all Michigan homes.

Grew voluntary renewable program, MIGreenPower, to over 1,000 MW and 48,000 residential subscribers – Henry Ford Health Systems and the Detroit-Windsor Tunnel joined 450 business customers in the program. Subscribers this year helped avoid more than 418,000 tons of carbon emissions.

Retired the River Rouge coal-fired power plant – Beginning commercial operation in 1958, the plant served as a hub for economic development and community investment, providing power to industry and residents while supporting 300 jobs at its peak.

Announced cessation of coal use at the Belle River Power Plant by the end of 2028 – This will allow DTE to achieve its 50% carbon emissions reduction goal by 2028, faster than planned, and move the company closer to its goal of achieving net zero carbon emissions.

Received approval to further modernize natural gas infrastructure – The Michigan Public Service Commission approved an annual revenue increase of $84 million, which will allow the company’s Gas Renewal Program to stay on pace to replace 200 miles of aging pipelines annually, helping to reduce methane emissions.

Led the Midwest in customer satisfaction – DTE was ranked highest in customer satisfaction with natural gas residential and business customers in the Midwest in J.D. Power’s 2021 study.

Successfully spun off DT Midstream – The new, independent company is a premier natural gas pipeline, storage and gathering provider. DT Midstream began trading on the New York Stock Exchange on July 1.

Selected as Corporation of the Year – DTE was selected from among hundreds of other businesses as 2021 Corporation of the Year by the National Minority Supplier Development Council. The council recognizes corporations, suppliers and executives who support minority owned businesses.

Ranked as one of the country's top corporate citizens by Points of Light – One of two Michigan companies named to the Civic 50 – the top 50 companies nationwide in corporate citizenship – by Points of Light, the world's largest organization dedicated to volunteer service.

Supported job creation with Michigan businesses – Invested $2.2 billion in 2021 with Michigan-based companies, exceeding DTE’s commitment to the Pure Michigan Business Connect local supplier initiative. The company has invested more than $15 billion in the 12-year effort and has supported the creation of thousands of Michigan jobs.

DTE increases 2022 operating EPS guidance range from $5.70 - $5.97 to $5.80 - $6.00. Increased guidance midpoint of $5.90 per share provides 7% growth from 2021 original guidance.

“DTE delivered strong financial results in 2021 at both our utility and non-utility businesses while continuing significant investment in reliability and infrastructure improvements,” said David Ruud, DTE Energy Senior Vice President and CFO. “The company is in a great position to achieve our financial goals in 2022 and over the longer-term.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada toll free are: (888) 510-2008 or international toll (646) 960-0306. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Thursday, March 10. To access the replay, dial U.S. and Canada toll free (800) 770-2030 or international toll (647) 362-9199 and enter the passcode 4987588.

About DTE Energy
DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio also includes non-utility businesses focused on industrial energy services, renewable natural gas, and energy marketing and trading. As an environmental leader, DTE utility operations will reduce carbon dioxide and methane emissions by more than 80% by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric and DTE Gas aspire to achieve net zero carbon and greenhouse gas emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
In this release, DTE Energy discusses 2021 and 2022 operating earnings guidance. It is likely that certain items that impact the company's 2021 and 2022 reported results will be excluded from operating results. Reconciliations to the comparable 2021 and 2022 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “would,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This document contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: risks related to the spin-off of DT Midstream, including that providing DT Midstream with transition services could adversely affect our business, and that the transaction may not achieve some or all of the anticipated benefits; the duration and impact of the COVID-19 pandemic on DTE Energy and customers, impact of regulation by the EPA, the EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in the international steel markets and in prices of environmental attributes generated from renewable natural gas investments on DTE Vantage’s (formerly Power and Industrial Projects) operations; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather including climate change, and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth goals; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goal; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This document should also be read in conjunction with the Forward-Looking Statements section in DTE Energy’s public filings with the Securities and Exchange Commission.

For further information, members of the media may call:
Pete Ternes, DTE Energy, 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31,
	2021					2020
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$76	$—		$—	$76	$102	$—		$—	$102

DTE Gas	68	—		—	68	84	—		—	84

Non-utility operations
DTE Vantage	53	(17)	A	5	41	32	22	D	(6)	48

Energy Trading	90	(115)	B	29	4	31	(36)	B	10	5

Non-utility operations	143	(132)		34	45	63	(14)		4	53

Corporate and Other	14	—		—	14	(39)	—		—	(39)

Continuing Operations	301	(132)		34	203	210	(14)		4	200

Discontinued Operations	5	(5)	C	—	—	65	(65)	C	—	—

Net Income Attributable to DTE Energy Company	$306	$(137)		$34	$203	$275	$(79)		$4	$200

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Reversal of deferred revenue upon terminating a supply contract with a steel industry customer and settling all outstanding claims — recorded in Operating Revenues — Non-utility operations
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
C) Discontinued operations of DT Midstream, including transactions costs related to the separation and tax-related adjustments
D) Settlement charge relating to a non-regulated qualified pension plan — recorded in Other (Income) and Deductions — Non-operating retirement benefits, net

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended December 31,
	2021					2020
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$0.39	$—		$—	$0.39	$0.53	$—		$—	$0.53

DTE Gas	0.35	—		—	0.35	0.43	—		—	0.43

Non-utility operations
DTE Vantage	0.28	(0.09)	A	0.03	0.22	0.16	0.11	D	(0.02)	0.25

Energy Trading	0.46	(0.59)	B	0.15	0.02	0.16	(0.19)	B	0.05	0.02

Non-utility operations	0.74	(0.68)		0.18	0.24	0.32	(0.08)		0.03	0.27

Corporate and Other	0.07	—		—	0.07	(0.20)	—		—	(0.20)

Continuing Operations	1.55	(0.68)		0.18	1.05	1.08	(0.08)		0.03	1.03

Discontinued Operations	0.02	(0.02)	C	—	—	0.34	(0.34)	C	—	—

Net Income Attributable to DTE Energy Company	$1.57	$(0.70)		$0.18	$1.05	$1.42	$(0.42)		$0.03	$1.03

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31,
	2021						2020
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric	$864	$—		$—		$864	$777	$35	I	$(9)		$813
								13	J	(3)

DTE Gas	214	—		—		214	186	11	I	(3)		196
								2	J	—
Non-utility operations
DTE Vantage	168	27	A	(7)		176	134	22	K	(6)		150
		(17)	B	5

Energy Trading	(83)	180	C	(45)		52	36	4	C	(1)		39

Non-utility operations	85	190		(47)		228	170	26		(7)		189

Corporate and Other	(367)	—		8	D	(145)	(79)	—		(34)	L	(113)
		7	E	6
		376	F	(90)
		—		(85)	G

Continuing Operations	796	573		(208)		1,161	1,054	87		(56)		1,085

Discontinued Operations	111	(111)	H	—		—	314	(314)	H	—		—

Net Income Attributable to DTE Energy Company	$907	$462		$(208)		$1,161	$1,368	$(227)		$(56)		$1,085

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Impairment of long-lived assets for the closure of a pulverized coal facility — recorded in Operating Expenses — Assets (gains) losses and impairments, net
B) Reversal of deferred revenue upon terminating a supply contract with a steel industry customer and settling all outstanding claims — recorded in Operating Revenues — Non-utility operations
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
D) Adjustment to Income Tax Expense due to a tax law change in West Virginia
E) One-time expenses resulting from the separation of DT Midstream other than direct transaction costs — recorded in Other (Income) and Deductions — Interest Expense and Income Tax Expense
F) Premiums and other costs incurred to early retire long-term debt, using proceeds from DT Midstream's repayment of short-term borrowings and one-time special dividend — recorded in Other (Income) and Deductions — Loss on extinguishment of debt
G) State tax benefit resulting from the remeasurement of deferred taxes following the separation of DT Midstream — recorded in Income Tax Expense
H) Discontinued operations of DT Midstream, including transactions costs related to the separation and tax-related adjustments
I) MPSC disallowance of capital expenses previously recorded in 2018 and 2019 related to incentive compensation — recorded in Operating Expenses — Asset (gains) losses and impairments, net
J) Shift premiums and other incremental costs associated with the sequestration of employees critical to continued operations due to COVID-19 — recorded in Operating Expenses — Operating and maintenance
K) Settlement charge relating to a non-regulated qualified pension plan — recorded in Other (Income) and Deductions — Non-operating retirement benefits, net
L) Reduction to Income Tax Expense resulting from carrying back 2018 net operating losses to 2013 pursuant to CARES Act

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Twelve Months Ended December 31,
	2021						2020
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric	$4.46	$—		$—		$4.46	$4.03	$0.18	I	$(0.05)		$4.21
								0.07	J	(0.02)

DTE Gas	1.10	—		—		1.10	0.96	0.06	I	(0.02)		1.01
								0.01	J	—
Non-utility operations
DTE Vantage	0.87	0.14	A	(0.04)		0.91	0.69	0.11	K	(0.02)		0.78
		(0.09)	B	0.03				—		—

Energy Trading	(0.43)	0.93	C	(0.23)		0.27	0.19	0.02	C	(0.01)		0.20

Non-utility operations	0.44	0.98		(0.24)		1.18	0.88	0.13		(0.03)		0.98

Corporate and Other	(1.90)	—		0.04	D	(0.75)	(0.42)	—		(0.17)	L	(0.59)
		0.04	E	0.03
		1.94	F	(0.46)
		—		(0.44)	G

Continuing Operations	4.10	2.96		(1.07)		5.99	5.45	0.45		(0.29)		5.61

Discontinued Operations	0.57	(0.57)	H	—		—	1.63	(1.63)	H	—		—

Net Income Attributable to DTE Energy Company	$4.67	$2.39		$(1.07)		$5.99	$7.08	$(1.18)		$(0.29)		$5.61

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page